EXHIBIT 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

American Dental Partners, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Boston, Massachusetts

April 7, 2003